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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-10067), (Form S-8, No. 333-07271), and (Form S-8, No.
333-07267) of Florafax International, Inc. and in the related prospectuses of our report dated October 8, 1998, except for Notes 14 and 15 as to which the dates are December 9, 1998 and April 6, 1999, respectively, with respect to the consolidated financial statements of Florafax International, Inc. included in this Annual Report (Form 10-KSB/A) for the year ended August 31, 1998.

                                          /s/ ERNST & YOUNG LLP

Tampa, Florida
April 7, 1999